EXHIBIT 4.7
                                                                     -----------
                             SUBSCRIPTION AGREEMENT


Datametrics Corporation
25B Hanover Road, No. 3305
Florham Park, NJ 07932

Attn:    Mr. Daniel P. Ginns
         Chairman

Ladies and Gentlemen:

         The  undersigned   ("Subscriber")   hereby  tenders  this  Subscription
Agreement ("Agreement") in accordance with and subject to the terms and conditions set forth herein and in the Confidential Private Placement Memorandum of even date herewith (the "Memorandum").

         1.      SUBSCRIPTION.

         1.1. The undersigned hereby irrevocably subscribes for and agrees to purchase the number of shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Datametrics Corporation, a Delaware corporation (the "Company"), indicated on the signature page hereto at the purchase price per share set forth on such signature page. The undersigned encloses herewith a check or money order payable to the Company (or has made payment by wire transfer of funds in accordance with instructions from the Company) in the full amount of the purchase price of the Shares for which the undersigned is subscribing (the "Payment").

         1.2. The undersigned understands that each Payment by check or money order as provided in Section 1.1 above shall be delivered to the Company and, thereafter, such Payment will be held for the undersigned's benefit by the Company, but the undersigned will not earn interest on any funds so held. The Company may hold an initial closing of the Offering (the "Initial Closing") after subscriptions for at least 1,000,000 Shares have been accepted by the Company (the "Minimum Offering"). The Company may hold additional interim closings after the Initial Closing. Any such interim closings together with the Initial Closing are each hereinafter referred to as an "Additional Closing" and shall occur on one or more dates each hereinafter referred to as an "Additional Closing Date." Upon receipt by the Company of the requisite payment for all Shares to be purchased by the subscribers whose subscriptions are accepted by the Company (each, a "Purchaser") at the Additional Closing Dates and subject to the satisfaction of certain conditions, the Shares so purchased will be issued in the name of each such Purchaser, and the name of such Purchaser will be registered on the stock transfer books of the Company as the record owner of such Shares. The Company will issue to each Purchaser a stock certificate for the Shares purchased.

         1.3. The undersigned hereby agrees to be bound hereby upon execution and delivery to the Company of the signature page to this Subscription Agreement. The undersigned understands that the Company will not be bound to issue any shares of Common Stock to the undersigned, unless and until the Company accepts, on the Initial Closing Date or an Additional Closing Date, as the case may be, the undersigned's subscription to purchase shares of Common Stock (the "Subscription").

         1.4. The undersigned agrees that the Company may, in its sole and absolute discretion, reduce the undersigned's subscription to any number of shares of Common Stock that in the aggregate does not


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exceed the number of Shares of Common Stock hereby applied for without any prior notice to or further consent by the undersigned. The undersigned hereby irrevocably constitutes and appoints the Chairman or the President of the Company acting singly, in each case with full power of substitution, the true and lawful agent and attorney-in-fact of the undersigned, with full power and authority in the undersigned's name, place and stead to amend this Subscription Agreement, including, in each case, the undersigned's signature page thereto, to effect any of the foregoing provisions of this Section 1.4.



OFFERING MATERIAL.

         2.1. The Subscriber represents and warrants that it is in receipt of and that it has carefully read and understands the following items:

                  (a)      the Memorandum;

                  (b) Annual Reports to the Securities and Exchange Commission on Form 10-K of the Company for its fiscal years ended October 26, 1997 and October 29, 1996. The Form 10-K for the fiscal year ended October 26, 1997 is hereinafter referred to as the "Form 10-K;"

                  (c) Quarterly Reports to the Securities and Exchange Commission on Form 10-Q of the Company for the quarters ended July 26,1998, April 26,1998, January 25, 1998. The July 26, 1998 Form 10- Q is hereinafter referred to as the "Form 10-Q";

                  (d) The Company's Current Reports on Form 8-K filed August 7, 1998 and April 30, 1998.

         Collectively, the Form 10-K, the Form 10-Q and the Form 8-Ks are referred to herein as the "Public Reports."

3.       CONDITIONS TO SUBSCRIBER'S OBLIGATIONS.

         3.1. The obligation of the Subscriber to close the transactions contemplated by this Agreement (the "Transaction") is subject to the satisfaction on or prior to the Initial Closing Date, or any Additional Closing Date, as applicable, of the following conditions set forth in Sections 3.2 and
3.3 hereof.

         3.2. The representations and warranties made by Company herein shall be true in all material respects on and as of the Initial Closing Date or any Additional Closing Date, as applicable, with the same effect as if they had been made on and as of such date.

         3.3. All proceedings to be taken in connection with the consummation of the Transaction or prior to the Initial Closing Date or any Additional Closing Date, as applicable, have been taken, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Subscriber and its counsel, and the Subscriber and its counsel shall have received copies of all documents and information which it may have reasonably requested in connection with the Transaction and of all corporate proceedings in connection therewith, in form and substance reasonably satisfactory to Subscriber and its counsel.

4.       REPRESENTATIONS AND WARRANTIES; COVENANTS; SURVIVAL.

         4.1.    The  Company  represents and warrants that, at the date of this
Agreement:



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                  (a)    The Company is a corporation duly organized and validly
existing and in good standing under the laws of the State of Delaware, entitled to own its property of a material nature and to carry on its business of a material nature as and in places where such property is now owned or operated and such business is conducted;

                  (b)    Each   of  the   subsidiaries   of  the  Company  is  a
corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of their respective place of organization, entitled to own their respective properties of a material nature and to carry on their respective businesses of a material nature in places where such properties are now owned or operated and such businesses are conducted, and, except as disclosed in the Public Reports, there is no action or proceeding pending or to the Company's best knowledge threatened, brought by or before any federal or state agency having jurisdiction over the operations of a material nature of the Company which threatens in any material respect the continued operation of any material phase of the Company's business now conducted by it or its subsidiaries;

                  (c) The Company has furnished the Subscriber with its certified consolidated financial statements as of October 26, 1997, contained in the Form 10-K, and such financial statements, including the notes contained therein, fairly present the consolidated financial position of the Company at the date thereof and the results of its consolidated operations for the period purported to be covered thereby. Such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied with prior periods subject to any comments and notes contained therein;

                  (d) The Company by appropriate and required corporate action, has duly authorized the execution of this Agreement and the issuance and delivery of the Common Stock. Such shares of Common Stock are not subject to preemptive or other rights of any stockholders and, when issued in accordance with the terms of this Agreement, the shares of Common Stock will be validly issued, fully paid and nonassessable;

                  (e) Performance of this Agreement and compliance with the provisions hereof will not violate any provision of any applicable law or of the Certificate of Incorporation or By-Laws of the Company, or of any of its subsidiaries, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of a material nature of the Company, or of any of its subsidiaries, pursuant to the terms of any indenture, mortgage, deed of trust or other agreement of instrument binding upon the Company, or any of its subsidiaries.

5.       TRANSFER.

         5.1. Subscriber acknowledges that it is acquiring the Common Stock for its own account and for the purpose of investment and not with a view to any distribution or resale thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), and any applicable state or other securities laws ("State Acts"). The Subscriber further agrees that it will not sell, assign or transfer any of the Common Stock in violation of the Act or State Acts and acknowledges that, in taking unregistered securities, it must continue to bear the economic risk of its investment for an indefinite period of time because of the fact that such Common Stock has not been registered under the Act or State Acts and further realizes that such Common Stock cannot be sold unless it is subsequently registered under the Act and State Acts or an exemption from such registration is available. The Subscriber further understands that it is acquiring Common Stock at a price below the price at which such Common Stock is being traded on the American Stock Exchange at the time of this Agreement, and therefore, such Common Stock will contain a restriction on transferabiity for a period of six months from the date of purchase, regardless of any subsequent registration under the Act. The Subscriber further recognizes that the Company is not assuming any obligation to register such Common Stock except as set forth herein. The Subscriber also acknowledges that appropriate legends reflecting the status of the Common Stock under the Act and State Acts may be placed on the face of the certificates for such Common Stock at the time of their transfer and delivery to the holder thereof.



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         5.2.    The  Common Stock issued  pursuant to this Agreement may not be transferred except in a transaction which is in compliance with the Act and State Acts. Except as provided in Section 6.1, it shall be a condition to any such transfer that the Issuer shall be furnished with an opinion of counsel to the holder of such Common Stock, reasonably satisfactory to the Company, to the effect that the proposed transfer would be in compliance with the Act and State Acts.

6.       PIGGYBACK REGISTRATION RIGHTS.

         6.1.    The   Subscriber  shall  be  entitled  to  certain  "piggyback"
registration rights under the Act with respect to the Shares, upon the terms and subject to the conditions hereinafter set forth:



         (a) If the Company shall determine to register under the Act any of its Common Stock either for its own account or for the account of its shareholders, other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction under Rule 145 promulgated under the Act, or a registration on any registration form that does not permit secondary sales, the Company will:

            (i)     promptly give to the Subscriber written notice thereof; and

           (ii) except as set forth in Section 6.1 (b), below, use its best efforts to include in such registration (and any related qualification under State Acts or other compliance), and in any underwriting involved therein, such of the Shares being delivered to the Subscriber pursuant to this Agreement as are specified in a written request made by the Subscriber and received by the Company within ten (10) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of the Shares to be so included in such registration.

           (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, then the Company shall so advise the Subscriber as a part of the written notice given pursuant to
Section 6.1(a). In such event, the right of the Subscriber to registration pursuant to this Section 6.1 shall be conditioned upon participation by the Subscriber in such underwriting and the inclusion of the Shares in the underwriting to the extent provided therein. All Subscribers proposing to distribute their shares of Common Stock through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their shares of Common Stock through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

           Notwithstanding any other provision of this Section 6.1, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitation set forth below) exclude all Shares from, or limit the number of Shares to be included, in the registration and underwriting. The Company shall so advise all holders of shares of Common Stock requesting registration, and the number of shares of shares of Common Stock that are entitled to be included in the registration and underwriting shall be allocated first to the Company for shares being issued and sold for its own account and then to such other holders (including the Subscriber) pro rata based upon the relative number of shares sought to be included in such registration by such holders. If any Subscriber does not agree to the terms of any such underwriting, such Subscriber shall be excluded therefrom by written notice from the Company or the underwriter. Any Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

           (c) Except as provide above, the Company shall not be required to register any Shares under the Act.

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7.    CLOSING.

         7.1. The closing of the sale of Common Stock ("Closing") to Subscriber shall take place at the offices of the Company, on or before December 31, 1998 (the "Closing Date"), at such time as the Company and Subscriber shall mutually agree. The Company may, in its sole discretion, extend the Closing Date. Any payments tendered herewith in connection with Subscriptions that have not been accepted by the Closing Date, as extended, shall promptly be returned to the Subscriber tendering such payments.

8. SUBSCRIBER REPRESENTATIONS. The undersigned hereby represents and warrants to and agrees with the Company as follows:

         8.1. The undersigned has been furnished with and has carefully read the Form 10-K, Form 10-Q and Form 8-Ks and is familiar with and understands the terms of the offering described herein (the "Offering"). With respect to individual or partnership tax and other economic considerations involved in this investment, the undersigned is not relying on the Company (or any agent or representative of the Company). The undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned's professional legal, tax, accounting and financial advisers, the suitability of an investment in the Common Stock for the undersigned's particular tax and financial situation and has determined that the Common Stock being subscribed for by the undersigned is a suitable investment for the undersigned.

         8.2. The undersigned acknowledges that all documents, records and books pertaining to this investment which the undersigned has requested have been made available for inspection by the undersigned and the undersigned's attorney, accountant and other adviser(s).

         8.3. The undersigned and/or the undersigned's advisor(s) has/have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of the undersigned.

         8.4. The undersigned is not aware of any material information regarding the Company, any of its subsidiaries, or their respective business, prospects, financial condition or results of operations which has not been disseminated generally to the public.

         8.5. The undersigned is not subscribing for shares of Common Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

         8.6. The undersigned is an "accredited investor," within the meaning of Rule 501(a) of Regulation D under the Act. The undersigned, by reason of the undersigned's business or financial experience or the business or financial experience of the undersigned's professional advisers who are unaffiliated with and who are not being compensated by the Company or any affiliate of the Company, directly or indirectly, can be reasonably assumed to have the capacity to protect its interests in connection with an investment in the shares of Common Stock.

         8.7. If the undersigned is a natural person, the undersigned has adequate means of providing for the undersigned's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the shares of Common Stock for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

         8.8. The undersigned or the undersigned's purchaser representative, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable the undersigned to utilize the information made available to the undersigned in connection with the Offering to evaluate the merits and risks of an investment in the Common Stock and to make an informed investment decision with respect
                                        5
thereto.

         8.9. The undersigned acknowledges the Shares of Common Stock herein submitted for have not been registered under the Act or under any State Acts. The undersigned will not sell, transfer or otherwise dispose of the Shares unless they are registered under the Act and any applicable State Acts or pursuant to available exemptions from such registration; provided that the undersigned shall be required to deliver to the Company an opinion of counsel satisfactory to the Company confirming the availability of such exemption. The undersigned represents that the undersigned is purchasing the Common Stock for the undersigned's own account, for investment and not with a view to resale or distribution except in compliance with the Act and the restrictions contained in the immediately preceding sentence. The undersigned has not offered or sold any portion of the Shares of Common Stock being acquired nor does the undersigned have any present intention of selling, distributing or otherwise disposing of the shares of Common Stock either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance in violation of the Act or any State Acts.

         8.10. The undersigned recognizes that investment in the Shares involves substantial risks, including loss of the entire amount of such investment. Further, the undersigned has carefully read and considered the matters set forth in the Memorandum, and has taken full cognizance of and understands all of the risks related to a purchase of the Shares.

         8.11. The undersigned acknowledges that each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         The undersigned acknowledges and agrees that it shall not be entitled to seek any remedies with respect to the Offering from any party other than the Company.

         8.13. If this Subscription Agreement is executed and delivered on behalf of a partnership, corporation, trust or estate: (i) such partnership, corporation, trust or estate has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Subscription Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust or estate in connection with the purchase of the Shares, (b) to delegate authority pursuant to a power of attorney and (c) to purchase and hold such Shares; (ii) the signature of the party signing on behalf of such partnership, corporation, trust or estate is binding upon such partnership, corporation, trust or estate; and (iii) such partnership, corporation or trust has not been formed for the specific purpose of acquiring the Shares, unless each beneficial owner of such entity is qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Act and has submitted information substantiating such individual qualification.

         8.14. If the undersigned is a retirement plan or is investing on behalf of a retirement plan, the undersigned acknowledges that investment in the Shares poses risks in addition to those associated with other investments, including the inability to use losses generated by an investment

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in the Shares to offset taxable income.

         8.15. The undersigned shall indemnify and hold harmless the Company and each of its subsidiaries and each officer, director or control person of any such entity, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentations or misstatement of facts or omission to represent or state facts made or alleged to have been made by the undersigned to the Company (or any agent or representative of the Company) or omitted or alleged to have been omitted by the undersigned, concerning the undersigned or the undersigned's authority to invest or financial position in connection with the Offering, including, without limitation, any such misrepresentation, misstatement or omission contained in any document submitted by the undersigned in connection with the Offering, against losses, liabilities and expenses actually and reasonably incurred by the Company or any officer, director or control person of the Company in connection with such action, suit or proceeding for which the Company or such officer, director or control person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement).

9.       UNDERSTANDINGS

         The undersigned understands, acknowledges and agrees with the Company as follows:

         9.1. This Subscription may be rejected, in whole or in part, by the Company, in its sole and absolute discretion, at any time before an Initial Closing Date or any Additional Closing Date, as the case may be, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned's Subscription.

         9.2. Except as set forth in paragraph 8.1 above, the undersigned hereby acknowledges and agrees that the Subscription hereunder is irrevocable by the undersigned, that, except as required by law, the undersigned is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the undersigned hereunder and that this Subscription Agreement and such other agreements shall survive the death or disability of the undersigned and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the undersigned is more than one person, the obligations of the undersigned hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

         9.3.    No   Federal  or  state   agency  has  made  any   findings  or
determination as to the accuracy or adequacy of the Memorandum or as to the fairness of the terms of this Offering for investment nor any recommendations or endorsement of the Shares of Common Stock.

         9.4. The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the undersigned herein.

         9.5. There can be no assurance that the undersigned will be able to sell or dispose of all or a portion of the Shares. It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

         9.6.    The   representations,   warranties   and   agreements  of  the
undersigned contained herein

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and  in  any  other  writing  delivered  in  connection  with  the  transactions contemplated hereby shall be true and correct in all respects on and as of the date of the sale of the Shares as if made on and as of such date and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Shares.

         9.7. IN MAKING AN INVESTMENT DECISION, PURCHASERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION ON REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE MEMORANDUM OR THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         9.8. The Offering and sale of the Shares is intended to be exempt from registration under the securities laws of certain U.S. states. A purchaser residing in one or more of the following states shall note the language set forth below, which is required to be included in this Agreement by the securities laws of those states. The Purchaser must note that there are restrictions on transfer of all Shares.

ALL STATES: THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR NEW YORK RESIDENTS ONLY:

THE MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE MEMORANDUM DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY ARE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

MISCELLANEOUS.

         10.1. Except as set forth elsewhere herein, any notice or demand to be given or served in connection herewith shall be deemed to be sufficiently given or served for all purposes by being sent as registered or certified mail, return receipt requested, postage prepaid, in the case of the Company, addressed to it at the address set forth above; and in the case of Subscriber to the address for correspondence set forth in the Company's books and records.


         10.2. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of California, as such laws are applied by California courts to agreements entered into and to be performed in California by and between residents of California, and shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, the Placement Agents, and their respective successors and assigns. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         10.3. This Agreement shall be binding upon and inure to the benefit of the Company, and Subscriber and their respective successors and assigns.

         10.4. In any action, proceeding or counterclaim brought to enforce any of the provisions without of this Agreement or to recover damages, costs and expenses in connection with any breach of the Agreement, the prevailing party shall be entitled to be reimbursed by the opposing party for all of the prevailing party's attorneys' fees, costs and other out-of-pocket expenses incurred in connection with such action, proceeding or counterclaim.

11. SIGNATURE. The signature of this Subscription Agreement is contained as part of the applicable Subscription Package, entitled "Signature Page."

                   SUBSCRIPTION AGREEMENT GENERAL INSTRUCTIONS

GENERAL INSTRUCTIONS

         These Subscription Documents contain all documents necessary to subscribe for Shares ("Shares") of Common Stock, par value $.01 per Share ("Common Stock") of Datametrics Corporation, a Delaware corporation (the "Company").

         You may subscribe for Shares by completing the Subscription Agreement in the following manner:

         1.       On line(a) state the number of Shares you wish to purchase.

         2. On line (b) state the total cost of the Shares you wish to purchase. To obtain the cost, multiply the number of Shares you desire to purchase by the purchase price per Share set forth.

         3. Please complete the detailed investment and other representations in the Subscription Agreement to evidence your suitability for an investment in the Company. All Purchasers must complete and sign the Subscription Agreement.

         4. Sign and state your address, telephone number and social security or other taxpayer identification number on the lines provided on the signature page to the Subscription Agreement, have your signature acknowledged by a notary public and deliver the completed Subscription Agreement to the Company with payment of the entire purchase price of the Shares subscribed for. Payment should be made in United States Dollars, in cash or by check, bank draft or postal or express money order payable to "Datametrics Corporation" or by wire transfer to an account to be designated by the Company. The Subscription Agreement Signature Page must be completed and signed by each investor and all signatures must be acknowledged by a notary public. Send all documents and payments to :

                           Datametrics Corporation
                           25B Hanover Road, No. 3305
                           Florham Park, NJ 07932
                           Attn:    Daniel P. Ginns
                                    Chairman of the Board

         THE COMPLETED SUBSCRIPTION AGREEMENT SHOULD BE RETURNED IN ITS ENTIRETY TO THE PLACEMENT AGENT DESIGNATED ABOVE.

ACCEPTANCE OF DELIVERY

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the completed Subscription Agreement will be determined by the Company, which determination will be final and binding. The Company reserves the absolute right to reject any completed Subscription Agreement, in its sole and absolute discretion. The Company also reserves the right to waive any irregularities in, or conditions of, the submission of completed Subscription Agreements, and the Company's interpretation of the terms and conditions for the purchase of Shares (including these instructions) shall be final and binding. The Company shall be under no duty to give any notification of irregularities in connection with any attempted subscription for Shares or incur any liability for failure to give such notification. Until such irregularities have been cured or waived, no subscription for Shares shall be deemed to have been made. Any Subscription Agreement that is not properly completed and as to which defects have not been cured or waived will be returned by the Company to the subscriber as soon as practicable. Unless an aggregate of 1,559,374 Shares are subscribed for and purchased, no Shares will be sold and all subscriptions for Shares will be returned, without interest or deduction.

                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                       PLEASE PRINT OR TYPE, USE INK ONLY.
                             (ALL PARTIES MUST SIGN)


         The undersigned investor hereby certifies that he (i) has received and relied solely upon the Offering Documents, (ii) agrees to all the terms and conditions of this Subscription Agreement (iii) meets the suitability standards set forth in this Subscription Agreement and (iv) is a resident of the state or foreign jurisdiction indicated below.


(A)       THE UNDERSIGNED IRREVOCABLY SUBSCRIBES FOR_________________SHARES OF COMMON STOCK.

(B)       THE TOTAL COST OF THE SHARES SUBSCRIBED FOR, AT $1.00 PER SHARE, IS $____________.

                                                       If other than individual check one and indicate
Name of Subscriber (Print)                             capacity of signatory under the signature:
                                                             Trust
                                                             Estate
Name of Joint Subscriber (if any) (Print)                    Uniform Gifts to Minors Act of State of ___
                                                             Attorney-in-fact
                                                             Corporation
Signature of Subscriber                                      Other

                                                       If Joint Ownership, check one:
Signature of Joint Subscriber (if any)
                                                             Joint Tenants with Right of Survivorship
                                                             Tenants in Common
Capacity of Signatory (if applicable)                        Tenants by the Entirety
                                                             Community by Property

Social Security or Taxpayer identification             Backup Withholding Statement:
Number                                                       Please check this box only if the investor is
                                                             subject to backup withholding

Residence Address                                      Foreign Person:
                                                             Please check this box only if the investor is a
                                                             nonresident alien, foreign corporation,
City            State            Zip Code              foreign partnership, foreign trust or foreign
                                                       estate.

                                                       Telephone (   )


The investor agrees to the terms of this Subscription Agreement and, as required by the Regulations pursuant to the Internal Revenue Code, certifies under penalty of perjury that (1) the Social Security Number or Taxpayer Identification Number and address provided above is correct, (2) the investor is not subject to backup withholding (unless the Backup Withholding Statement box is checked) either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding and (3) the investor (unless the Foreign Person box above is checked) is not a nonresident alien, foreign partnership, foreign trust or foreign estate.

         THE SUBSCRIPTION FOR_____SHARES OF DATAMETRICS CORPORATION BY THE ABOVE NAMED SUBSCRIBER(S) IS ACCEPTED THIS_____DAY OF DECEMBER, 1998.

                                            DATAMETRICS CORPORATION


                                            By:
                                              ----------------------------------